EXHIBIT 99.1

Plug Power Announces First Quarter 2009 Financial Results

LATHAM, N.Y., May 7, 2009 (GLOBE NEWSWIRE) -- Plug Power Inc. (Nasdaq:PLUG), a leader in providing clean, reliable energy solutions, today provided a progress update and reported its financial results for the first quarter of 2009.

The Company has adjusted the first two of its 2009 milestones to reflect activities and progress in realizing opportunities for its GenSys(r) product to support power needs in the Indian telecommunications industry. The revised milestones are:

 * Secure 1,000 orders consisting of both GenDrive(tm) and GenSys fuel cell units (previously stated: secure 500 unit orders)
 * Contain net cash used for operating expenses to the range of $38-42 million for the full year (previously stated range: $33-37 million)
 * Release GenDrive class 2 product in the fourth quarter, broadening the GenDrive product portfolio
 * Announce path and timeline to profitability in the fourth quarter

"The first quarter of 2009 was an important transitional period for our Company as we continued to drive fuel cells toward commercialization," said Andy Marsh, Plug Power's CEO. "It was exciting to see so many of the purchase orders collected in 2008 come to fruition as GenDrive units were put to use across North America."

During the first quarter of 2009, Plug Power shipped 186 GenDrive units as customers across the country adopted fuel cell power units into their operations. Most notably, 140 class 3 GenDrive fuel cell units were shipped to Central Grocers for the grand opening of its state-of-the-art facility. Operators at the $90 million Central Grocers facility will handle all goods with hydrogen fuel cell powered lift trucks.

"Plug Power recognizes that there are multiple solutions to meet customer energy needs, and we also recognize the places where fuel cells are the best option," Marsh continued. "Plug Power has been a leader in the fuel cell industry for over a decade and our reliable products for the material handling, prime and residential power markets will allow us to continue to drive commercialization."

Financial Results

Revenue for the first quarter of 2009 was $2.6 million. This compares with revenue in the same period of 2008 of $3.7 million.

Net loss for the first quarter of 2009 was $8.2 million, or $0.06 per share on a basic and diluted basis. This compares with a net loss of $20.7 million, or $0.24 per share, for the first quarter of 2008.

Product Orders, Shipments and Backlog

Total (GenDrive, GenSys and GenCore(r)) product shipments in the first quarter were 198 units. Total product backlog at March 31, 2009, was 284 units. As noted in the milestone update, the Company has adjusted its expectation upward to 1,000 unit orders and remains committed to meeting this by year end.

Revenue

Product and service revenue was $1.3 million for the first quarter of 2009, and research and development (R&D) contract work also contributed $1.3 million to the quarter's revenue total. These amounts compare to $0.9 million of product and service revenue and $2.9 million of R&D contract revenue for the first quarter of 2008.

Deferred product and service revenue at March 31, 2009 was $4.5 million. This compares to $3.7 million at March 31, 2008. Plug Power defers recognition of product and service revenue and recognizes revenue on a straight-line basis over the service period of each sold system. Accordingly, Plug Power expects to recognize the deferred product and service revenue over future periods as service commitments are fulfilled.

Operational Results

Total cost of revenue for the first quarter of 2009 was $2.7 million, comprised of $0.5 million for product and service cost of revenue and $2.2 million for R&D contract cost of revenue. This compares to total cost of revenue of $6.6 million in the first quarter of 2008, which was comprised of $1.6 million of costs of product and service revenue and $5.0 million of cost of R&D contract revenue.

R&D expenses for the first quarter of 2009 were $4.5 million compared with $10.0 million for the first quarter of 2008.

Selling, general and administrative (SG&A) expenses were $3.2 million for the first quarter of 2009 compared with $6.5 million for the same period in 2008.

Cash and Liquidity

Net cash used in operating activities for the first quarter of 2009 was $12.8 million. On March 31, 2009, Plug Power had cash, cash equivalents and available-for-sale securities of $88.7 million and net working capital of $80.7 million, compared with $146.8 million and $145.5 million, respectively, at March 31, 2008.

Conference Call

Plug Power has scheduled a conference call today at 10:00 am ET to review the Company's results for the first quarter of 2009. Interested parties are invited to listen to the conference call by calling 877.407.8291, or 201.689.8345 for international participants.

The webcast can be accessed by going to the Investors section of the Plug Power Web site (www.plugpower.com) and selecting the conference call link on the Presentations page. A playback of the call will be available online for a short period following the call.

About Plug Power Inc.

Plug Power Inc. (Nasdaq:PLUG), an established leader in the development and deployment of clean, reliable energy solutions, integrates fuel cell technology into motive, continuous and backup power products. The Company is actively engaged with private and public customers in targeted markets throughout the world. For more information about how to join Plug Power's energy revolution as an investor, customer, supplier or strategic partner, please visit www.plugpower.com.

The Plug Power Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4446

Plug Power Inc. Safe Harbor Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding our growth plan. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements, including, without limitation, the risk that unit orders will not ship, be installed and/or convert to revenue, in whole or in part; Plug Power's ability to develop commercially viable energy products; the cost and timing of developing Plug Power's energy products; market acceptance of Plug Power's energy products; Plug Power's ability to manufacture energy products on a large-scale commercial basis; competitive factors, such as price competition and competition from other traditional and alternative energy companies; the cost and availability of components and parts for Plug Power's energy products; Plug Power's ability to establish relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of fuel and fueling infrastructures for Plug Power's energy products; Plug Power's ability to protect its Intellectual Property; Plug Power's ability to lower the cost of its energy products and demonstrate their reliability; the cost of complying with current and future governmental regulations; the impact of deregulation and restructuring of the electric utility industry on demand for Plug Power's energy products; and other risks and uncertainties discussed under "Item IA-Risk Factors" in Plug Power's annual report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission ("SEC") on March 16, 2009, and the reports Plug Power files from time to time with the SEC. Plug Power does not intend to and undertakes no duty to update the information contained in this communication.

 Plug Power Inc.
 Financial Highlights

 Balance Sheets (Dollars in thousands):
 (unaudited)
                                                   March 31,  Dec. 31,
                                                     2009      2008
                                                   --------  --------
 Assets
 Current assets:
   Cash and cash equivalents                       $ 15,998  $ 80,845
   Trading securities - auction rate debt
    securities                                       55,701    52,651
   Available-for-sale securities                     72,717    23,844
   Accounts receivable, net                           1,677     2,151
   Inventory                                          6,843     6,264
   Prepaid expenses and other current assets          1,582     2,351
                                                   --------  --------

     Total current assets                           154,518   168,106

 Restricted cash                                      1,777        --
 Property, plant and equipment, net                  16,798    17,770
 Investment in leased property                        2,462        --
 Auction rate debt securities repurchase agreement    7,174    10,224
 Intangible assets, net                              12,180    12,843
 Other assets                                           201       169

                                                   --------  --------
     Total assets                                  $195,110  $209,112
                                                   ========  ========

 Liabilities and Stockholders' Equity
 Current liabilities:
   Accounts payable                                $  1,569  $  3,275
   Accrued expenses                                   4,199     9,945
   Borrowings under line of credit                   62,875    62,875
   Current portion long term debt                       285        --
   Deferred revenue                                   4,548     5,426
   Other current liabilities                            363       414
                                                   --------  --------

     Total current liabilities                       73,839    81,935

  Long term debt                                      1,368        --
  Other liabilities                                   1,308     1,313
                                                   --------  --------

     Total liabilities                               76,515    83,248

 Stockholders' equity                               118,595   125,864

                                                   --------  --------
     Total liabilities and stockholders' equity    $195,110  $209,112
                                                   ========  ========

 Statements of Operations
  (Dollars in thousands):                  Three months ended March 31,
 (unaudited)                               ----------------------------
                                                2009          2008
                                             -----------  -----------
 Revenue
   Product and service revenue                  $  1,283     $    850
   Research and development contract revenue       1,339        2,887
                                             -----------  -----------
     Total revenue                                 2,622        3,737

 Cost of revenue and expenses
   Cost of product and service revenue               484        1,638
   Cost of research and development contract
    revenue                                        2,219        4,974
   Research and development expense                4,465       10,036
   Selling, general and administrative
    expense                                        3,239        6,461
   Amortization of intangible assets                 506          575
                                             -----------  -----------

     Operating loss                               (8,291)     (19,947)

   Interest and other income and net
    realized gains (losses) from
    available-for-sale securities                    430        2,121
   Change in fair value of auction rate
    securities repurchase agreement               (3,050)          --
   Net unrealized gains (losses) on trading
    securities                                     3,050           --
   Impairment loss on available-for-sale
    securities                                        --       (2,795)
   Interest and other expense and foreign
    currency gain (loss)                            (296)        (107)
                                             -----------  -----------

     Net loss                                   $ (8,157)    $(20,728)
                                             ===========  ===========

 Loss per share: Basic and diluted              $  (0.06)    $  (0.24)
                                             ===========  ===========

 Weighted average number of common shares
  outstanding                                128,472,637   88,071,196
                                             ===========  ===========

CONTACT:  Plug Power Inc.
          Media Contact:
          Katrina Fritz Intwala
            (518) 782-7700 ext. 1360
          Investor Relations Contact:
          Cathy Yudzevich
            (518) 782-7700 ext. 1448